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                AMISYS MANAGED CARE SYSTEMS, INC.
                  DIRECTORS' STOCK OPTION PLAN

     AMISYS MANAGED CARE SYSTEMS, INC., a Delaware corporation (the "Corporation"), sets forth herein the terms of the Directors' Stock Option Plan (the "Plan") as follows:

1.   PURPOSE

     1.1 The Plan is intended to attract and retain the best possible members of the Board and to provide additional incentives to those directors to promote the success of the Corporation. The Plan provides Eligible Directors an opportunity to purchase shares of the Stock pursuant to Options. Options granted under the Plan shall not constitute "incentive stock options" within the meaning of Section 422 of the Code.

     1.2 The Plan is intended to constitute a "formula plan," and Eligible Directors are intended to qualify as "disinterested administrators" of other plans maintained by the Corporation, for purposes of Rule 16b-3 under the Exchange Act.

2.   DEFINITIONS

     For purposes of interpreting the Plan and related documents (including Stock Option Agreements), the following definitions shall apply:

     2.1 "Additional Option" means any Option other than an Initial Option.

     2.2 "Administrator" means the Chief Financial Officer of the Corporation or such other person as is appointed by the Board to serve as Administrator.

     2.3 "Board" means the board of directors of the Corporation.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Commencement of Service" means the date of election of the Eligible Director to his or her first term as a Director.

     2.6 "Corporation" means Amisys Managed Care Systems, Inc., a Delaware corporation.

     2.7 "Effective Date" means the date of adoption of the Plan by the Board.

     2.8 "Eligible Director" means a member of the Board who is not an officer or employee of the Corporation or any of its subsidiaries.

     2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

     2.10 "Exercise Price" means the Option Price multiplied by the number of shares of Stock purchased pursuant to exercise of an Option.

     2.11 "Expiration Date" means the tenth anniversary of the Grant Date or, if earlier, the termination of the Option pursuant to Section 4.2(c) hereof.

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     2.12 "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: If on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or otherwise is publicly traded on an established securities market, the Fair Market Value of the Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be determined by the Administrator in good faith.

     2.13 "Grant Date" means the date on which an Option grant takes effect pursuant to Section 7 hereof.

     2.14 "Initial Option" means an Option received by an Eligible Director as of such Eligible Director's Commencement of Service.

     2.15 "Option" means any option to purchase one or more shares of Stock pursuant to the Plan, including both Initial Options and Additional Options.

     2.16 "Optionee" means an Eligible Director who holds an Option.

     2.17 "Option Period" means the period during which Options may be exercised as defined in Section 9 hereof.

     2.18 "Option Price" means the purchase price for each share of Stock subject to an Option.

     2.19 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.20 "Stock" means the Common Stock, par value $0.001 per share, of the Corporation.

     2.21 "Stock Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

3.   ADMINISTRATION

     The Plan shall be administered by the Administrator.  The
Administrator's responsibilities under the Plan shall be limited to taking all legal actions necessary to document the Options provided herein, to maintain appropriate records and reports regarding those Options, and to take all acts authorized or required by the Plan.

4.   STOCK SUBJECT TO THE PLAN

     4.1 Options to purchase not more than 300,000 shares of the Stock may be granted under the Plan. If any Option expires, terminates or is terminated or canceled for any reason before it is exercised in full, the shares of Stock that were subject to the unexercised portion of the Option shall be available for future Options granted under the Plan.

     4.2 4.2.1 If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration

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by the Corporation, occurring after the Effective Date, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

          4.2.2 Subject to Section 4.2(c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

          4.2.3 Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan, the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan (if applicable) and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan and Options, each individual holding an Option shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option to the extent that such Option was otherwise exercisable at the time such termination occurs. The Administrator shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

          4.2.4 Adjustments under this Section 4.2 related to stock or securities of the Corporation shall be made by the Administrator, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

          4.2.5 The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all of any part of its business or assets.

5.   ELIGIBILITY

     Eligibility under the Plan is limited to Eligible Directors.

6.   OPTION PRICE

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     The Option Price of the Stock covered by each Option granted under the
Plan shall be the greater of the Fair Market Value or the par value of such Stock on the Grant Date. The Option Price shall be subject to adjustment as provided in Section 4.2 hereof.

7.   NUMBER OF SHARES AND GRANT DATES

     Each Eligible Director whose Commencement of Service is before the Effective Date and who is an Eligible Director on the Effective Date shall be granted an Initial Option to purchase 3,000 shares of stock as of the Effective Date. Each Eligible Director whose Commencement of Service is after the Effective Date shall be granted an Initial Option to purchase 3,000 shares of Stock as of the date of the Eligible Director's Commencement of Service. Each Eligible Director also shall be granted an Additional Option to purchase 3,000 shares of Stock immediately after each subsequent annual meeting of the Corporation's stockholders if the Eligible Director continues to be an Eligible Director at such time.

8.   VESTING OF OPTIONS

     8.1 The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Plan or in the Option Agreement relating to such Option), at any time on or after six months after the Grant Date of the Option, as set forth in Section 7 above, and prior to the termination of the Option, provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.

     8.2 In the event of a Change of Control, all non-vested Options outstanding under the Plan shall immediately vest. A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities;
(ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election resulted from a vacancy on the Board caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period, ceases for any reason to constitute a majority thereof; (iii) the Corporation consummates a merger or consolidation of the Corporation with or into another corporation, the result of which is that the stockholders of the Corporation at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting corporation; or (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Corporation; (v) any person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of twenty percent (20%) or more of the total number of voting shares of the Corporation unless the Board has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Corporation.

9.   OPTION PERIOD

     An Option shall be exercisable only during the Option Period. The Option Period shall commence six months after the Grant Date and shall end at the close of business on the Expiration Date.

10.  TIMING AND METHOD OF EXERCISE

     Subject to Sections 8 and 9 hereof, an Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares

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for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (a) in cash or by check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise, or (c) by a combination of the methods described in (a) and (b) hereof. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares.

11.  SERVICE TERMINATION

     Any Option granted to an Optionee pursuant to the Plan shall terminate twelve months after the termination of service (a "Service Termination") of the Optionee in all capacities as an employee and/or director of the Corporation and all of its affiliates companies, other than by reason of the death or permanent and total disability of such Optionee, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option.

12.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     12.1 If an Optionee dies while in the service as a director of the Corporation, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Sections 9 above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Sections 9 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death.

     12.2 If there is a Service Termination by reason of the permanent and total disability of the Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9 above), at any time within one year after such Service Termination and prior to termination of the Option pursuant to Section 9 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Service Termination, whether or not such Option was exercisable immediately prior to such Service Termination. Whether a Service Termination is to be considered by reason of permanent and total disability for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

13.  NO STOCKHOLDER RIGHTS UNDER OPTION

     Neither an Optionee nor any person entitled to exercise an Optionee's rights in the event of an Optionee's death shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares shall have been issued upon the exercise of the Option.

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14.  CONTINUATION OF SERVICE

     Nothing in the Plan shall confer upon any person any right to continue as a member of the Board or interfere in any way with the right of the Corporation to terminate such relationship.

15.  STOCK OPTION AGREEMENT

     Each Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement notifying the Optionee of the grant and incorporating the terms of the Plan. The Stock Option Agreement shall be executed by the Corporation and the Optionee.

16.  WITHHOLDING

     The Corporation shall have the right to withhold, or require an Optionee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to exercise of Options. To the extent permissible under applicable tax, securities and other laws, the Optionee may satisfy a tax withholding requirement by directing the Corporation to apply shares of Stock to which the Optionee is entitled as a result of the exercise of an Option to satisfy withholding requirements under this Section 16.

17.  NON-TRANSFERABILITY OF OPTIONS

     Each Option granted pursuant to the Plan shall, during Optionee's lifetime, be exercisable only by Optionee, and neither the Option nor any right thereunder shall be transferable by the Optionee by operation of law or otherwise other than by will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

18.  USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

19.  ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION

     19.1 The Plan shall be effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of the Effective Date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Corporation and in a manner that satisfies the requirements of Rule 16b-3(b) of the Exchange Act; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Options granted hereunder shall by null, void and of no effect.

     19.2 Subject to the limitation of Section 19.4 hereof, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable, which approval may be made subject to approval by the Corporation's stockholders.

     19.3 No Options may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the

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Plan shall, without the Optionee's consent, alter or impair any rights or obligations under any Stock Option Agreement previously terminated pursuant to Section 4.2 hereof or by the Board pursuant to this Section 19.

     19.4 Notwithstanding the provisions of Section 19.2 hereof, the Plan shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

20.  SECURITIES LAWS

     20.1 The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Administrator has received evidence satisfactory to the Administrator that the holder of such Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Administrator shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under the circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     20.2 The intent of the Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

21.  INDEMNIFICATION

     21.1 To the extent permitted by applicable law, the Administrator shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Administrator in connection with or resulting from any claim, action, suit or proceeding to which the Administrator may be a party or in which the Administrator may be involved by reason of any action taken or failure to act, under the Plan, and against and from any and all amounts paid by the Administrator (with the Corporation's written approval) in the settlement thereof, or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Corporation; subject, however, to the conditions that upon the institution of any claim, action, suit or proceeding against the Administrator, the Administrator shall give the Corporation an opportunity in writing, at its own expense, to handle and defend the same before the Administrator undertakes to handle and defend it on the Administrator's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power the Corporation may have to indemnify the Administrator or hold the Administrator harmless.

     21.2 The Administrator and each officer and employee of the Corporation shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Corporation or any employee of the Corporation. In no event shall any person

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who is or shall have been the Administrator, or an officer or employee of the corporation, be liable for any determination made or other action taken or any omission, to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to set, if in good faith.

22.  GOVERNING LAW

     The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

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